UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2014 (June 10, 2014)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03                                   Creation of a Direct Financial Obligation.

On June 13, 2014, iStar Financial Inc. (the “Company”) issued (i) $550 million aggregate principal amount of the Company’s 4.00% Senior Notes due 2017 (the “2017 Notes”) and (ii) $770 million aggregate principal amount of the Company’s 5.00% Senior Notes due 2019 (the “2019 Notes,” and together with the 2017 Notes, the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001, as amended and supplemented by a supplemental indenture with respect to the 2017 Notes, dated as of June 13, 2014 (as supplemented, the “2017 Notes Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), and a supplemental indenture with respect to the 2019 Notes, dated as of June 13, 2014 (as supplemented, the “2019 Notes Indenture”), between the Company and the Trustee (together, the “Indentures”).  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Notes were issued at 100% of their principal amounts.  The 2017 Notes bear interest at an annual rate of 4.00% and mature on November 1, 2017.  The 2019 Notes bear interest at an annual rate of 5.00% and mature on July 1, 2019.  The Company will pay interest on the 2017 Notes on each May 1 and November 1, commencing on November 1, 2014.  The Company will pay interest on the 2019 Notes on each January 1 and July 1, commencing on January 1, 2015.

The Company may redeem some or all of the 2017 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  If the 2017 Notes are redeemed on or after August 1, 2017, the redemption price will not include the “make-whole” premium.  In addition, prior to August 1, 2017, the Company may redeem up to 35% of the 2017 Notes using the proceeds of certain equity offerings at a redemption price equal to 104.00% of the principal amount of the Notes redeemed plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Prior to July 1, 2016, the Company may redeem some or all of the 2019 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  On or after July 1, 2016, the Company may redeem some or all of the 2019 Notes at any time and from time to time at the prices and as described in the Indenture relating to the 2019 Notes.  In addition, prior to July 1, 2016, the Company may redeem up to 35% of the 2019 Notes using the proceeds of certain equity offerings at a redemption price equal to 105.00% of the principal amount of the Notes redeemed plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indentures), each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest.

Copies of the underwriting agreement and the supplemental indentures relating to the  Notes are attached hereto as Exhibits 1.1, 4.1 and 4.4, respectively, and are incorporated by reference herein.  The base indenture dated February 5, 2001 has been previously filed as an exhibit to the Company’s Form S-3 filed on February 12, 2001.  Copies of the global notes for the 2017 Notes are attached hereto as Exhibits 4.2 and 4.3, and copies of the global notes for the 2019 Notes are attached hereto as Exhibits 4.5 and 4.6, and in each case are incorporated by reference herein.  For a complete description of the Notes, please see the full text of the applicable Indenture and Note.

ITEM 9.01           Financial Statements and Exhibits.

1.1                               Underwriting Agreement, dated June 10, 2014, by and among iStar Financial Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1                               Twenty-Sixth Supplemental Indenture, dated June 13, 2014, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2                               4.00% Senior Notes due 2017 — Global Note, No. 1-A.

4.3                               4.00% Senior Notes due 2017 — Global Note, No. 1-B.

4.4                               Twenty-Seventh Supplemental Indenture, dated June 13, 2014, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.5                               5.00% Senior Notes due 2019 — Global Note, No. 2-A.

4.6                               5.00% Senior Notes due 2019 — Global Note, No. 2-B.

5.1                               Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1                        Consent of Clifford Chance US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: June 13, 2014	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: June 13, 2014	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1

Underwriting Agreement, dated June 10, 2014, by and among iStar Financial Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1	Twenty-Sixth Supplemental Indenture, dated June 13, 2014, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2	4.00% Senior Notes due 2017 — Global Note, No. 1-A.

4.3	4.00% Senior Notes due 2017 — Global Note, No. 1-B.

4.4	Twenty-Seventh Supplemental Indenture, dated June 13, 2014, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.5	5.00% Senior Notes due 2019 — Global Note, No. 2-A.

4.6	5.00% Senior Notes due 2019 — Global Note, No. 2-B.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).